Exhibit10.10

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is made and entered into this 12th day of December, 2018 in Shenzhen by and between:

Party A: Shenchuang Dachen(Shenzhen) Technology Co.,Ltd

Uniform Social Credit Code: 91440300MA5FE53C7T

Address: B203-A03, Hongji Garden Phase-3, Center city zone 4, Longgang District, Shenzhen

Party B: Zhang Jinlin

Party A is referred to hereinafter as “Pledgee”, Party B is referred to hereinafter as “Pledgor”. Each of the parties is referred to hereinafter as “party”, and collectively as the “parties”.

WHEREAS:

1.	Party A, a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (hereinafter referred to as “China”);

2.	Party B, the shareholder of 58 Life Circle (Shenzhen) Technology Co., Ltd. (hereinafter referred to as “Target Company”), holds 14% of the equity interest in the Target Company;

3.	The Exclusive Consulting Service Agreement and the Intellectual Property License Agreement entered into by and between Party A and the Target Company this 12th day of December, 2018;

4.	The Business Operation Agreement and the Exclusive Option Agreement entered into by and between the parties and associates this 12th day of December, 2018;

5.

the Load Agreement (the aforesaid Exclusive Consulting Service Agreement, Intellectual Property License Agreement, Business Operation Agreement, Exclusive Option Agreement and this Agreement collectively referred to as “Transaction Documents”) entered into by and between the parties this 12th day of December, 2018, and Party B intends to pledge 14% of the equity interest in the Target Company to Party A as security for the loans under the Load Agreement;

6.	Party B agrees to pledge 14% of the equity interest in the Target Company held by it to Party A as security for the loans under the Load Agreement;

7.	The Parties intend to modify the Equity Pledge Agreement subject to the changes of the Transaction Documents and the equity status of the Target Company.

NOW, THEREFORE, in consideration of the above, the parties through amicably consultation hereby agree as follows:

1.	Pledge

1.1

The Pledgee and the Pledgor agree that the Pledgor shall pledge a total of 14% of the equity interest in the Target Company (hereinafter referred to as the “Pledged Equity”) held by it to Party A as security for the full performance of its Contractual Obligations subject to the terms and conditions of this Agreement. For the avoidance of doubt, the Contractual Obligations under this Agreement refer to all obligations and liabilities of the Pledgor under the Transaction Documents and its representations, commitment and warranties given under the Transaction Documents, as well as all the obligations and responsibilities of the Target Company under the Transaction Documents and its representations, commitment and warranties given under the Transaction Documents.

1.2

The scope of the Pledged Equity security extends to the loan and its interest (if applicable) under the Transaction Documents, the total service fee shall be collected by the Pledgee, liquidated damages (if any), indemnification, and the costs for the achievement of the pledge (including, but not limited to, legal fees, arbitration fees, the cost arising from the evaluation and auction of Pledged Equity etc.).

1.3

The Pledgor and the Target Company agree to record the agreed Pledged Equity under this Agreement in the register of shareholders of the Target Company within three days after the date of this Agreement. The original register of the shareholders and the original certificate of equity contribution of the Target Company shall be handed over to the Pledgee for safekeeping.

1.4

The Pledgor and the Target Company shall make their best efforts to complete the registration of the equity pledge under this Agreement with the industry and commerce administration authorities within 30 days after the date of this Agreement and make their best efforts to maintain the continuing validity of the equity pledge registration.

2.	Exercise of Pledge

2.1

If any Contractual Obligation is breached or failed to perform, the Pledgee has a right to dispose of all or part of the Pledged Equity held by any shareholder of the Target Company (whether such shareholders were in breach of Contractual Obligation or not) and shall have priority to reimburse the fees set forth in Article 1.2 hereof from the proceeds of disposal of the Pledged Equity.

2.2

The Pledgee shall give a notice of default to the Pledgor when the Pledgee exercises the Pledge. Subject to Article 6.1 hereof, the Pledgee may exercise its right to dispose of the pledge at the same time as the notice of default is given under Article 6.1 or at any time after the notice of default is given.

2.3

The Pledgor shall not preclude the Pledgee from exercising the Pledge in accordance with this Agreement and shall give actively necessary assistance, so that the Pledgee could smoothly exercise the Pledge.

2.4

If the proceeds from the disposal of the Pledged Equity subject to Article 2.1 hereof are insufficient to reimburse all the costs set out in Article 1.2 hereof, the Pledgor has an obligation to make up the difference. If the said proceeds remain outstanding after the reimbursement of all costs set out in Article 1.2 hereof, it shall be dealt with in accordance with the relevant provisions of the Exclusive Option Agreement.

3.	The Proceeds of the Pledged Equity

3.1

During the term of this Agreement, the Pledgor shall be entitled to receive all proceeds (if any) arising out of the Pledged Equity, including, but not limited to dividends and other proceeds arising out of the Pledged Equity.

4.	Declarations, Warranties and Commitments

4.1	The Pledgor, individually and jointly, declares, warrants and commits to the Pledgee that:

A.

it has full authority to enter into this Agreement and to perform its obligations under this Agreement; it has authorized its authorized representatives to sign this Agreement, and the provisions of this Agreement shall be legally binding upon it from the date of this Agreement.

B.

the Pledgor is the lawful holder of the Pledged Equity and has the right to pledge the Pledged Equity to the Pledgee; there will not be any legal or de facto obstacles for the latter to exercise the pledge in the future.

C.

the Target Company is a duly incorporated limited liability company and validly existing under the laws of China. It is officially registered with the industry and commerce administration authorities and has passed the annual inspection (if necessary).

D.	the execution, delivery and performance of this Agreement:

(a)	shall not conflict with or violate the provisions of the following documents, or violate the provisions of the following documents upon receipt of the relevant notice or from time to time:
(i)	Business License, Articles of Association, License, approval of incorporation by the government authorities, agreements relating to its incorporation or any other programmatic documents;
(ii)	any laws of China or other regulations binding upon it;
(iii)	any contracts or other documents that Pledgor and the Target Company is a party to or binding upon them or their assets;

(b)	shall not cause any mortgage or other encumbrances on the assets of the Target Company or entitle any third party to set up any mortgage or encumbrance on its assets;
(c)

shall not cause termination or modification of the terms of any contracts or other documents that the Target Company is a party to or binding upon on it or its assets, or entitled any other third party to terminate or modify the terms of such documents;

(d)	shall not cause the suspension, revocation, damage, forfeiture or non-renewal of any approval, permit, registration, etc. of the appropriate government authorities.

E.

no mortgage, pledge, or other form of security, priority, legal mortgage, property preservation, attachment, trusteeship, lease, option, or other form of encumbrance (hereinafter collectively referred to as “Encumbrance”) on the Pledged Equity at the effective date of this Agreement.

F.	except with the prior written consent of the Pledgee, the Pledgor shall not:

(a)	transfer or otherwise dispose of the Pledged Equity;

(b)	directly or indirectly cause or allow any encumbrance other than the agreed Encumbrance set up on the Pledge Equity under the Transaction Documents.

G.

it shall not commit any act that results in or is likely to result in a reduction in the value of the Pledged Equity or affect the validity of the pledge under this Agreement without the prior written consent of the Pledgor. If the Pledged Equity interest is reduced from any obvious value to the extent that it endangers the rights of the Pledgee, the Pledgor shall immediately notify the Pledgee and shall, at the reasonable request of the Pledgee, provide other property to the satisfaction of the Pledgee as security and take the necessary action to settle the aforesaid incident or reduce its adverse impact. The Pledgor further warrants that the operations of the Target Company shall comply in all material respects with the laws of China and shall maintain the continued validity of the business licenses and qualifications of the Target Company during the term of this Agreement.

H.

it shall comply with and enforce all laws and regulations in respect to the Pledge Equity, and to present notice, instruction or proposal to the Pledgee within five days upon receipt of such notice, instruction or proposal issued or formulated by the competent authorities in respect of the pledge; and to comply with such notice, direction or proposal, or challenge and make representations on such matters at the reasonable request of or with the consent of the Pledgee.

I.

with the prior written consent of the Pledgee, any Pledgor may accept the equity interest in the Target Company transferred by other Pledgors or subscribe additional registered capital of the Target Company. The transferred equity transferred or the newly increased registered capital of the Target Company subscribed by the Pledgor is also the Pledged Equity. After the Pledgor has transferred the transferred equity or increased the capital to the Target Company, the Pledgor and the Target Company shall be responsible for recording the changed equity pledge in the name of the shareholders of the Target Company and shall register the Pledged Equity with the industry and commerce administration authorities.

J.

it shall notify immediately the Pledgee of any event or notice received which may affect the equity or any part thereof, and any warranties, obligations, or any event or notice received in respect to the modification of this Agreement by the Pledgor.

K.

if the Pledgee needs relevant legal documents (such as certificates, licenses and authorizations etc.) when it disposes of the Pledged Equity subject to the terms and conditions of this Agreement, it shall unconditionally provide or ensure to obtain such documents and shall afford all facilities. The Pledgor warrants that upon the Pledged Equity is transferred to the Pledgee or its designated beneficiary, the Pledgor and/or the Target Company will implement all formalities required by law unconditionally, to enable the Pledgee or its designated beneficiaries to lawfully and validly acquire the equity interest in the Target Company, including, but not limited to issue relevant certification, enter into equity transfer agreements and other relevant documents.

L.

it shall make a commitment to the Pledgee that it will comply with and perform all warranties, commitments, agreements, representations and conditions for the benefit of the Pledgee. If the Pledgor fails or does not fully perform its warranties, commitments, agreements, representations and conditions, the Pledgor shall indemnify the Pledgee for all losses suffered thereby.

M.

the Pledgor hereby warrants to the Pledgee that it has made all proper arrangements and signed all necessary documents to ensure that the performance of this Agreement shall not be affected or obstructed by its heirs, guardians, creditors, spouses and others who may thus acquire its equities or related rights in the event of its death, incapacity, bankruptcy, divorce or other circumstances that may affect the exercise of shareholder’s rights.

5.	Effectiveness, Term and Cancellation

5.1	This Agreement shall enter into force after it has been signed by the parties hereto.

5.2

This Agreement shall remain in force until all Transaction Documents other than this Agreement have been terminated or the Contractual Obligations of the security have been full performed. The Pledgor and the Target Company shall take every action to ensure the continued validity of the registration of the equity pledge during such period. The allowance for any breach of contract by the Pledgor or any delay in the exercise of any of its rights under the cooperation agreement by the Pledgee shall not affect the right of the Pledgee to require the Pledgor and the Target Company to exercise its rights under the Transaction Documents at any time in the future subject to the Transaction Documents or the rights of the Pledgee arising out of the subsequent violation of the Transaction Documents by the Pledgor or the Target Company.

5.3

For the avoidance of doubt, if the industry and commerce administration authorities handling the registration of equity pledge requires to specify the term of equity pledge in respect of the pledge registration, the term of equity pledge registered with the industry and commerce administration authorities shall be at least the same term as the term of service under the aforesaid Exclusive Consulting Service Agreement (i.e. 10 years). The Pledgor agrees that if the Contractual Obligations secured by the equity pledge under this Agreement have not been fully performed upon the expiration of the term of the registered equity pledge, the Pledgor has an obligation to maintain the equity pledge registration continue in force in accordance with Article 5.2 hereof.

5.4

If this Agreement or other Trading Documents have been completely canceled or terminated, the Pledgee shall cancel the equity pledge under this Agreement at the request of the Pledgor in writing. The Pledgor and the Target Company shall record the cancellation of the equity pledge in the register of shareholders of the Target Company and process the cancellation procedure of the registration of equity pledge with the industry and commerce administration authorities. The expenses arising out of the cancellation of the equity pledge shall be borne by the Pledgor and the Target Company.

6.	Liability for Default

6.1

Unless otherwise provided in this Agreement, if a party (hereinafter referred as “Defaulting Party”) fails to perform certain obligation under this Agreement or otherwise violate this Agreement, then the other party (hereinafter referred as “Aggrieved Party”) may:

A.

give written notice to the Defaulting Party specifying the nature and scope of the breach and demand the Defaulting Party cure the breach at its cost within a reasonable time specified in the notice (hereinafter referred as “Cure Period”); and

B.

If the Defaulting Party fails to remedy the breach within the Cure Period (or, if there is no Cure Period, at any time after such breach), the Aggrieved Party is entitled to cause the Defaulting Party liable for all the consequences of its breach and all actual loss to the Aggrieved Party arising out of the breach, including, but not limited to, the legal fee, litigation expenses and arbitration fee arising out of litigation or arbitration in respect of such breach. The Aggrieved Party shall also have the right to request the relevant arbitral institution or court to make an order on the performance and/or enforcement of the provisions hereof. The exercise of the aforesaid remedy by the Aggrieved Party shall not affect the exercise of any other remedy by it subject to this Agreement and the law.

7.	Governing Law and Resolution of Disputes

7.1	The construction, validity, interpretation as well as dispute arising out of this Agreement shall be governed by the relevant laws of China.

7.2

All disputes arising out of or in connection with this Agreement shall be amicably resolved by the parties. In the event that any such dispute cannot be amicably resolved by the Parties within thirty days, then any Party may have a right to submit such dispute to Shenzhen-Hongkong-Macao Office of Zhanjiang Court of International Arbitration in Shenzhen. The arbitration shall be conducted by three arbitrators in accordance with the arbitration rules in force at that time. The Petitioner and the Respondent shall designate an arbitrator respectively, and the third arbitrator shall be appointed by Zhanjiang Court of International Arbitration. If the Petitioner and the Respondent are more than two persons (natural person or legal representative), the arbitrator shall be appointed by such persons through amicably negotiation in written. The award of the arbitration shall be final and binding on the parties. During the course of arbitration, the parties shall continue to perform their obligations under this Agreement, except the disputed matters or obligations submitted to arbitration. The arbitrators shall have the right to make an appropriate award in the light of the actual circumstances, to give Party A appropriate legal relief, including imposing restrictions on the business, shares or assets of the Target Company and prohibiting the Target Company to transfer or dispose of its business, shares or assets and enter into liquidation.

7.3	During the settlement of the dispute, the parties shall continue to perform the remaining provisions hereof, except disputed matters.

8.	Confidentiality

8.1

A party (hereinafter referred to as “Disclosing Party”) may disclose its confidential information to the other party (hereinafter referred to as “Receiving Party”) (including, but not limited to business information, customer information, financial information, contracts etc.) from time to time before the date  of this Agreement and during the term of this Agreement. The Receiving Party shall keep such information confidential and shall not use such information for the purposes other than those specified in this Agreement. The foregoing provision does not apply to:

(a)	information that was known to the Receiving Party prior to the disclosure thereof to the Receiving Party by the Disclosing Party, as evidenced by written records;
(b)	information that is or becomes part of the public domain without violation of this Agreement by the Receiving Party at present or in the future;
(c)	information that is disclosed to the receiving party by a third party under no obligation of confidentiality;
(d)	information disclosed by either party in accordance with relevant laws, regulations or regulatory requirements, or to its legal or financial advisers for the purpose of normal operation.

8.2	The foregoing confidentiality obligation of the parties under this Agreement shall survive after expiration or termination of this Agreement.

9.	Force Majeure

9.1

Force Majeure means unforeseeable, unavoidable and insurmountable events which cause a party fails to perform, in whole or in part, its obligation under this Agreement, including, but not limited to earthquakes, typhoons, floods, fires, wars, strikes, riots, governmental acts, legal provisions or changes in their application.

9.2

In the event of Force Majeure, the obligations affected by Force Majeure events shall automatically terminated during periods of delay caused by such events and the term of performance shall be automatically extended. The period of extension is the period of suspension. The affected party shall not be penalized or liable for such delay. The parties shall seek a fair solution and make every reasonable effort to minimize the impact of Force Majeure through amicably consultation immediately.

10.	Miscellaneous

10.1	Neither party shall change this Agreement after the effectiveness of this Agreement, unless with the written consent of the parties.

10.2

This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior consultations, negotiations and agreements between the parties with respect to the subject matter.

10.3

If a party fails or delays to exercise any of its rights under this Agreement shall not constitute a waiver of such right by such Party, and if such party has exercised its rights in whole or in part shall not preclude further exercise of such rights.

10.4

During the term of this Agreement, the Pledgor shall not assign any part or all of its rights or obligations under this Agreement to any third party without the prior written consent of the Pledgee, provided that Pledgee shall have the right to assign all or part of its rights and obligations under this Agreement. This Agreement shall be legally binding upon the parties hereto and its legal successors and assigns.

10.5

This Agreement is prepared both in Chinese and English. The English Version is translated from the Chinese Version. If any differences exist concerning the same issue, the Chinese Version shall prevail.

10.6	This Agreement is made out in two (2) originals and each party will keep one (1), the other originals will be kept in relevant authority for registration and the Target Company for file.

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[Signature Page]

[ ] (seal)

Legal Representative / Authorized Representative :

Zhang Jinlin (signature) :